CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in a Registration Statement on Form S-8 (Registration No. 33-69538) of our report dated July 25, 1997, on the consolidated financial statements of Marion Capital Holdings, Inc. and subsidiaries contained in the 1997 Annual Report to Shareholders of Marion Capital Holdings, Inc., which is incorporated by reference in this Form 10-K.

Geo. S. Olive & Co. LLC


/s/ Geo. S. Olive & Co. LLC
Indianapolis, Indiana
September 23, 1997